UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2018

PACWEST BANCORP

(Exact name of registrant as specified in its charter)

Delaware	001-36408	33-0885320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Boulevard, Suite 700
Beverly Hills, CA 90212

(Address of principal executive offices)

(310) 887-8500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.  Other Events.*

PacWest Bancorp issued a press release today announcing an increase in the quarterly cash dividend rate to be paid to its stockholders to $0.60 per common share from the previous quarterly dividend rate of $0.50 per common share. The increased dividend will be payable on May 31, 2018 to stockholders of record as of May 21, 2018. The press release announcing the increase in the quarterly cash dividend rate is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.*

(d)  Exhibits.

Exhibit No.	Description
99.1	PacWest Bancorp press release dated April 24, 2018.

*The information furnished under Item 8.01 and Item 9.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of PacWest Bancorp under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: April 24, 2018	By:	/s/ Bart R. Olson
	Name:	Bart R. Olson
	Title:	EVP, Chief Accounting Officer